 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997

                                                    REGISTRATION NO. 333- 36683
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             ITC/\DELTACOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     4813                    58-2301135
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)

                               ----------------
                            206 WEST NINTH STREET
                          WEST POINT, GEORGIA 31833
                                (706) 645-8990
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                              ANDREW M. WALKER
                           CHIEF EXECUTIVE OFFICER
                             ITC/\DELTACOM, INC.
                            206 WEST NINTH STREET
                          WEST POINT, GEORGIA 31833
                                (706) 645-8990
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                  COPIES TO:
     RICHARD J. PARRINO, ESQ.                     JERRY V. ELLIOTT, ESQ.
      NANCY J. KELLNER, ESQ.                       SHEARMAN & STERLING
      HOGAN & HARTSON L.L.P.                       599 LEXINGTON AVENUE
    555 THIRTEENTH STREET, N.W.                  NEW YORK, NEW YORK 10022
      WASHINGTON, D.C. 20004                          (212) 848-4000
          (202) 637-5600
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                                     PROPOSED
                                                 PROPOSED MAXIMUM     MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO BE      OFFERING PRICE    AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED         PER SHARE     OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
  value.................     5,750,000 shares(1)    $16.50(2)     $94,875,000(2)     $28,750(3)

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(1) Includes 750,000 shares to cover over-allotments, if any.
(2) Estimated solely for purposes of calculating the registration fee.
(3) Previously paid.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


                             EXPLANATORY NOTE

  This Amendment No. 2 is being submitted to file as Exhibit 10.87 the MCI Carrier Agreement, effective September 1, 1997, by and between MCI Telecommunications Corporation and Associated Communications Companies of America (ACCA).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts except the SEC Registration Fee and the NASD Filing Fee are estimated. All of such expenses are being borne by the Company.

   SEC Registration Fee............................................. $28,750.00
   NASD Filing Fee..................................................   9,987.50
   Nasdaq National Market Listing Fee...............................     *
   Blue Sky Fees and Expenses.......................................     *
   Accounting Fees and Expenses.....................................     *
   Legal Fees and Expenses..........................................     *
   Printing and Engraving Expenses..................................     *
   Transfer Agent Fees and Expenses.................................     *
   Miscellaneous....................................................     *
                                                                     ----------
     Total.......................................................... $  750,000
                                                                     ==========

  --------
  * To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Company's Certificate of Incorporation (the "Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the DGCL; or
(4) any transaction from which the director derived an improper personal benefit. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending or participating in any action which such director or officer is made a party to or is threatened to be made a party to by reason of his or her serving or having served as an officer or director if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

  In addition, the Company intends to enter into indemnity agreements with each of its directors pursuant to which the Company will agree to indemnify the directors as permitted by the DGCL. The Company also intends to obtain directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

  The Underwriting Agreement provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act, under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  From the Company's inception on March 24, 1997, through October 1, 1997, the Company has issued and sold the securities described below in the following unregistered transactions:

    (1) In March 1997, the Company issued to ITC Holding, its sole stockholder, 24,075,000 shares of Common Stock. The price per share was $.01, for an aggregate consideration of $150,000.

    (2) In March 1997, the Company granted to 29 employees of the Company and ITC Holding, pursuant to the Stock Option Plan, stock options to purchase an aggregate of 1,266,345 shares of Common Stock at an exercise price of $4.49 per share.

    (3) In March 1997, the Company granted to six of its directors, pursuant to the Directors Stock Option Plan, stock options to purchase an aggregate of 96,300 shares of Common Stock at an exercise price of $4.49 per share.

    (4) In June 1997, the Company issued $200.0 million principal amount of its 11% Senior Notes due June 2007, the net proceeds of which totaled $192.7 million.

    (5) In July 1997, the Company granted to 127 of its employees, pursuant to the Stock Option Plan, stock options to purchase an aggregate of 168,933 shares of Common Stock at an exercise price of $4.49 per share.

    (6) In October 1997, the Company granted to 51 of its employees, pursuant to the Stock Option Plan, stock options to purchase an aggregate of 48,251 shares of Common Stock at an exercise price of $4.49 per share.

  Each issuance of securities described above was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. The recipients of securities in each such transaction under Section 4(2) represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All such recipients had adequate access, through their relationships with the Company, to information about the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits.

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
   *1.1    Form of Underwriting Agreement among ITC/\DeltaCom, Inc. and the
           Underwriters.

    3.1    Certificate of Incorporation of ITC/\DeltaCom, Inc. (filed as Exhibit
           3.1 to Registration Statement on Form S-4, as amended, File No. 333-
           31361 ("Form S-4"), and incorporated herein by reference).

    3.2 Bylaws of ITC/\DeltaCom, Inc. (filed as Exhibit 3.2 to Form S-4 and incorporated herein by reference).

  **4.1    Form of Common Stock Certificate of ITC/\DeltaCom, Inc.

  **5.1    Opinion of Hogan & Hartson L.L.P.

   10.1    Capacity Agreement dated as of February 1, 1997 between Interstate
           FiberNet and Entergy Technology Company (filed as Exhibit 10.1 to
           Form S-4 and incorporated herein by reference).

   10.2 License Agreement dated February 1, 1997 between Interstate FiberNet and Metropolitan Atlanta Rapid Transit Authority (filed as Exhibit
           10.2 to Form S-4 and incorporated herein by reference).

   10.3 Supply Agreement for Transmission Equipment dated March 26, 1993 between Interstate FiberNet and Northern Telecom, Inc. (filed as
           Exhibit 10.3 to Form S-4 and incorporated herein by reference).

   10.4 First Amendment to Supply Agreement for Transmission Equipment dated as of September 9, 1993 between Interstate FiberNet and Northern
           Telecom, Inc. (filed as Exhibit 10.4 to Form S-4 and incorporated herein by reference).

   10.5 Second Amendment to Supply Agreement for Transmission Equipment dated as of January 19, 1994 between Interstate FiberNet and Northern Telecom, Inc. (filed as Exhibit 10.5 to Form S-4 and incorporated herein by reference).

   10.6 Sixth Amendment to Supply Agreement for Transmission Equipment dated as of November 21, 1996 between Interstate FiberNet and Northern
           Telecom, Inc. (which supersedes the Third and the Fourth Amendment to this Agreement) (filed as Exhibit 10.6 to Form S-4 and incorporated herein by reference).

   10.7 Seventh Amendment to Supply Agreement for Transmission Equipment dated as of April 15, 1997 between Interstate FiberNet and Northern
           Telecom, Inc. (which supersedes the Fifth Amendment to this
           Agreement) (filed as Exhibit 10.7 to Form S-4 and incorporated herein by reference).

   10.8    Master Capacity Lease dated July 22, 1996 between Interstate
           FiberNet and Intercel PCS Services, Inc. (filed as Exhibit 10.8 to
           Form S-4 and incorporated herein by reference).

   10.9 First Amendment to Master Capacity Lease dated as of August 22, 1996 between Interstate FiberNet and InterCel PCS Services, Inc. (filed as Exhibit 10.9 to Form S-4 and incorporated herein by reference).

   10.10 Amended and Restated Loan Agreement dated as of March 27, 1997 by and among Gulf States Transmission Systems, Inc., the Lenders parties thereto and NationsBank, N.A. (filed as Exhibit 10.10 to Form S-4 and incorporated herein by reference).

   10.11   Promissory Note dated March 27, 1997 between Gulf States
           Transmission Systems, Inc. and NationsBank, N.A. (filed as Exhibit
           10.11 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
     10.12 Amended and Restated Security Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
           Inc. and NationsBank, N.A. (filed as Exhibit 10.12 to Form S-4 and incorporated herein by reference).
     10.13 Assignment and Assumption Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
           Inc. (filed as Exhibit 10.13 to Form S-4 and incorporated herein by reference).
     10.14 Term Agreement dated as of August 11, 1994 between Gulf States
           FiberNet and Illinois Central Railroad Company (filed as Exhibit
           10.14 to Form S-4 and incorporated herein by reference).
     10.15 Revised and Restated Fiber Optic Facilities and Services Agreement
           dated as of June 9, 1995 among Southern Development and Investment
           Group, Inc., on behalf of itself and as agent for Alabama Power
           Company, Georgia Power Company, Gulf Power Company, Mississippi
           Power Company, Savannah Electric and Power Company, Southern
           Electric Generating Company and Southern Company Services, Inc. and
           MPX Systems, Inc., which was assigned in part by MPX Systems, Inc.
           to Gulf States FiberNet pursuant to an Assignment dated as of July
           25, 1995 (filed as Exhibit 10.15 to Form S-4 and incorporated herein by reference).
     10.16 First Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement dated as of July 24, 1995 between Southern
           Development and Investment Group, Inc. on behalf of itself and as agent for others and MPX Systems, Inc. (filed as Exhibit 10.16 to
           Form S-4 and incorporated herein by reference).
     10.17 Partial Assignment and Assumption of Revised and Restated Fiber
           Optic Facilities and Services Agreement dated July 25, 1995 between
           MPX Systems, Inc. and Gulf States FiberNet (filed as Exhibit 10.17 to Form S-4 and incorporated herein by reference).
 +10.17.1  Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement, dated July 15, 1997, by and among Southern
           Development and Investment Group, Inc., on behalf of itself and its agent for Alabama Power Company, Georgia Power Company, Gulf Power
           Company, Mississippi Power Company, Savannah Electric and Power
           Company, Southern Electric Generating Company and Southern Company
           Services, Inc. (collectively "SES"), ITC Transmission Systems, Inc.
           (as managing partner of Interstate Fibernet) and Gulf States
           Transmission Systems, Inc. (filed as Exhibit 10.17.1 to Form S-4 and incorporated herein by reference).
     10.18 Consent for Assignment of Interest dated February 20, 1997 among
           SCANA Communications, Inc., Gulf States FiberNet, Gulf States
           Transmission Systems, Inc. and Southern Development and Investment
           Groups, Inc. (filed as Exhibit 10.18 to Form S-4 and incorporated herein by reference).
     10.19 Second Partial Assignment and Assumption of Revised and Restated
           Fiber Optic Facilities and Services Agreement dated March 27, 1997 between SCANA Communications, Inc. and ITC Holding Company, Inc.
           (filed as Exhibit 10.19 to Form S-4 and incorporated herein by reference).
     10.20 Fiber System Lease Agreement dated January 30, 1996 between CSW
           Communications, Inc. and Gulf States FiberNet (filed as Exhibit
           10.20 to Form S-4 and incorporated herein by reference).
     10.21 Consent for Acquisition and Assignment dated January 13, 1997 between CSW Communications, Inc. and Gulf States FiberNet (filed as
           Exhibit 10.21 to Form S-4 and incorporated herein by reference).
     10.22 Agreement for the Provision of Fiber Optic Services and Facilities
           dated April 21, 1986 between SouthernNet, Inc. and MPX Systems, Inc.
           (filed as Exhibit 10.22 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
  10.23    First Amendment to Agreement for the Provision of Fiber Optic
           Services and Facilities dated May 8, 1992 between MPX Systems, Inc.
           and MCI Telecommunications Corporation (filed as Exhibit 10.23 to
           Form S-4 and incorporated herein by reference).
  10.24    Second Amendment to Agreement for the Provision of Fiber Optic
           Services and Facilities dated January 30, 1996 between MPX Systems,
           Inc. and MCI Telecommunications Corporation (filed as Exhibit 10.24 to Form S-4 and incorporated herein by reference).
  10.25    Network Operating Agreement dated March 25, 1996 among Gulf States
           FiberNet, TriNet, Inc., Hart Communications, Inc. and SCANA
           Communications, Inc. (f/k/a MPX Systems, Inc.) (filed as Exhibit
           10.25 to Form S-4 and incorporated herein by reference).
  10.26    Agreement for the Provision of Fiber Optic Facilities and Services
           dated March 29, 1990 between Alabama Power Company and Southern
           Interexchange Facilities, Inc. (filed as Exhibit 10.26 to Form S-4 and incorporated herein by reference).
  10.27    Amendment to the Agreement for Provision of Fiber Optic Facilities
           and Services dated March 29, 1990 between Alabama Power Company and
           Southern Interexchange Facilities, Inc. (filed as Exhibit 10.27 to
           Form S-4 and incorporated herein by reference).
  10.28    First Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated March 22, 1991 between Alabama Power
           Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.28 to Form S-4 and incorporated herein by reference).
  10.29    Second Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated December 1, 1991 between Alabama Power
           Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.29 to Form S-4 and incorporated herein by reference).
  10.30    Third Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated September 23, 1992 between Alabama
           Power Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.30 to Form S-4 and incorporated herein by reference).
  10.31    Fourth Amendment to the Agreement for the Provision of Fiber Optic
           Facilities and Services dated January 1, 1994 between Alabama Power
           Company and Southern Interexchange Facilities, Inc. (filed as
           Exhibit 10.31 to Form S-4 and incorporated herein by reference).
  10.32    Agreement dated March 6, 1990 between Tennessee Valley Authority and
           Consolidated Communications Corporation (predecessor to DeltaCom,
           Inc.) (filed as Exhibit 10.32 to Form S-4 and incorporated herein by reference).
  10.33    Interconnection Agreement signed March 12, 1997 between DeltaCom,
           Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.33 to Form S-4 and incorporated herein by reference).
  10.34    Amendment to Interconnection Agreement relating to BellSouth loops dated March 12, 1997 between DeltaCom, Inc. and BellSouth
           Telecommunications, Inc. (filed as Exhibit 10.34 to Form S-4 and incorporated herein by reference).
  10.35    Amendment to Interconnection Agreement relating to resale of
           BellSouth services dated March 12, 1997 between DeltaCom, Inc. and
           BellSouth Telecommunications, Inc. (filed as Exhibit 10.35 to Form
           S-4 and incorporated herein by reference).
  10.35.1  Third Amendment to Interconnection Agreement, dated March 12, 1997, by and between DeltaCom, Inc. and BellSouth Telecommunications, Inc.
           (filed as Exhibit 10.35.1 to Form S-4 and incorporated herein by reference).
  10.35.2  Fourth Amendment to Interconnection Agreement, dated August 22,
           1997, by and between DeltaCom, Inc. and BellSouth
           Telecommunications, Inc. (filed as Exhibit 10.35.2 to Form S-4 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.36  Master Equipment Lease Agreement dated October 30, 1995 between AT&T
         Systems Leasing Co. and DeltaCom, Inc. (filed as Exhibit 10.36 to Form
         S-4 and incorporated herein by reference).
  10.37  Network Products Purchase Agreement dated January 24, 1996, as amended through March 4, 1997, between DeltaCom, Inc. and Northern Telecom,
         Inc. (filed as Exhibit 10.37 to Form S-4 and incorporated herein by reference).
  10.38  First Amendment to Product Attachment Carrier Network Products, dated
         May 20, 1997 (filed as Exhibit 10.38 to Form S-4 and incorporated herein by reference).
  10.39  Agreement for Use of Optical Fiber System, Microwave Radio Tower Site
         and Associated Facilities dated January 2, 1996 between DeltaCom, Inc.
         and SCI Systems, Inc. (filed as Exhibit 10.39 to Form S-4 and incorporated herein by reference).
  10.40  Collocate Agreement dated January 7, 1991 between Williams
         Telecommunications Services, Inc., and Southern Interexchange
         Facilities, Inc. (including consent for change of control) (filed as
         Exhibit 10.40 to Form S-4 and incorporated herein by reference).
  10.41  Agreement dated January 14, 1997 between DeltaCom, Inc. and SCANA
         Communications, Inc., for switch location in Columbia, South Carolina
         (filed as Exhibit 10.41 to Form S-4 and incorporated herein by reference).
  10.42  Lease Agreement dated January 1, 1996 between Brindlee Mountain
         Telephone Company and DeltaCom, Inc. for, among other purposes, switch location in Arab, Alabama (filed as Exhibit 10.42 to Form S-4 and incorporated herein by reference).
  10.43  Promissory Note dated March 27, 1997 between ITC Holding Company, Inc.
         and SCANA Communications, Inc. (filed as Exhibit 10.43 to Form S-4 and incorporated herein by reference).
 +10.44  Agreement for the Provision of Telecommunications Services and
         Facilities, dated January 27, 1996, by and between Interstate FiberNet and Carolinas FiberNet, LLC. (filed as Exhibit 10.44 to Form S-4 and incorporated herein by reference).
 +10.45  Fiber Optic Facilities Agreement, dated November 15, 1996, by and between Interstate FiberNet and Florida Power Corporation (filed as
         Exhibit 10.45 to Form S-4 and incorporated herein by reference).
 +10.46  Fiber Optic Capacity Marketing and Operating Agreement, dated March
         21, 1996, by and between Interstate FiberNet and Florida Power & Light
         Company (filed as Exhibit 10.46 to Form S-4 and incorporated herein by reference).
 +10.47  Addendum to Fiber Optic Capacity Marketing and Operating Agreement,
         dated July 10, 1997, by and between Interstate FiberNet and Florida
         Power & Light Company (filed as Exhibit 10.47 to Form S-4 and incorporated herein by reference).
 +10.48  Master Service Agreement, dated May 6, 1996, by and between Interstate
         FiberNet and MCI Telecommunications Corporation (filed as Exhibit
         10.48 to Form S-4 and incorporated herein by reference).
 +10.49  Telecommunications System Maintenance Agreement, dated as of January
         26, 1995, by and between Interstate FiberNet and Sprint Communications
         Company L.P. (filed as Exhibit 10.49 to Form S-4 and incorporated herein by reference).
 +10.50  Sprint Communications Company Facilities and Services Agreement, dated
         January 26, 1995, by and between Interstate FiberNet and Sprint
         Communications Company L.P. (filed as Exhibit 10.50 to Form S-4 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.51  Fiber Optic Facility Lease Agreement, dated as of January 31, 1997, by and between Interstate FiberNet and Southern Telecom 1, Inc. (filed as
         Exhibit 10.51 to Form S-4 and incorporated herein by reference).
  10.52  First Assignment and Assumption of Fiber Optic Facility Lease
         Agreement, dated February 1, 1997, by and between Interstate FiberNet and Gulf States FiberNet (filed as Exhibit 10.52 to Form S-4 and incorporated herein by reference).
 +10.53  Telecommunications System Agreement, dated January 26, 1995, by and between Interstate FiberNet and Sprint Communications Company L.P.
         (filed as Exhibit 10.53 to Form S-4 and incorporated herein by reference).
  10.54  Amendment to Telecommunications System Agreement, dated July 25, 1995, by and between Gulf States FiberNet and Sprint Communications Company
         L.P. (filed as Exhibit 10.54 to Form S-4 and incorporated herein by reference).
 +10.55  Amendment No. 2 to Telecommunications System Agreement, dated August
         8, 1996, by and between Gulf States FiberNet and Sprint Communications
         Company L.P. (filed as Exhibit 10.55 to Form S-4 and incorporated herein by reference).
 +10.56  Assignment of the Telecommunications System Agreement, dated July 25,
         1995, between Interstate FiberNet, Gulf States FiberNet and Sprint
         Communications Company L.P. (filed as Exhibit 10.56 to Form S-4 and incorporated herein by reference).
 +10.57  Assignment of the Telecommunications System Agreement, dated February
         27, 1997, between Sprint Communications Company L.P., Gulf States
         FiberNet and Gulf States Transmission Systems, Inc. (filed as Exhibit
         10.57 to Form S-4 and incorporated herein by reference).
  10.58  Fixed Fee Agreement for Exchange of Use and Maintenance of Six (6)
         Fiber Optic Fibers with an Option of Two (2) Additional Fiber Optic
         Fibers, dated July 25, 1997, by and between Interstate FiberNet, Gulf
         States Transmission Systems, Inc. and ALLTEL Telephone Services
         Corporation. (filed as Exhibit 10.58 to Form S-4 and incorporated herein by reference).
 +10.59  MCI Carrier Agreement, effective August 1, 1995, by and between MCI
         Telecommunications Corporation and Associated Communications Companies
         of America (ACCA) (filed as Exhibit 10.59 to Form S-4 and incorporated herein by reference).
 +10.60  First Amendment to MCI Carrier Agreement, dated as of March 20, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.60 to
         Form S-4 and incorporated herein by reference).
 +10.61  Third Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.61 to
         Form S-4 and incorporated herein by reference).
  10.62  Fourth Amendment to MCI Carrier Agreement dated as of May 1, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.62 to
         Form S-4 and incorporated herein by reference).
 +10.63  Fifth Amendment to MCI Carrier Agreement, dated as of April 10, 1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.63 to
         Form S-4 and incorporated herein by reference).
 +10.64  Sixth Amendment to MCI Carrier Agreement, dated as of September 11,
         1996, by and between MCI Telecommunications Corporation and Associated
         Communications Companies of America (ACCA) (filed as Exhibit 10.64 to
         Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.65   Seventh Amendment to MCI Carrier Agreement, dated as of August 1,
          1996, by and between MCI Telecommunications Corporation and
          Associated Communications Companies of America (ACCA) (filed as
          Exhibit 10.65 to Form S-4 and incorporated herein by reference).
 +10.66   Eighth Amendment to MCI Carrier Agreement, effective March 1, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.66 to
          Form S-4 and incorporated herein by reference).
 +10.67   Ninth Amendment to MCI Carrier Agreement, dated as of May 15, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.67 to
          Form S-4 and incorporated herein by reference).
  10.68   Tenth Amendment to MCI Carrier Agreement, dated July 11, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.68 to
          Form S-4 and incorporated herein by reference).
 +10.69   Switched Reseller Services Agreement, dated January 25, 1994, by and between DeltaCom, Inc. and Allnet Communication Services, Inc. (filed as Exhibit 10.69 to Form S-4 and incorporated herein by reference).
 +10.70   WilTel, Inc. Carrier Digital Services Agreement, dated September 1,
          1995, by and between WorldCom Network Services, Inc. d/b/a WilTel,
          Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.70 to Form S-4 and incorporated herein by reference).
 +10.71   Amendment to WilTel, Inc. Carrier Digital Services Agreement, dated
          April 1, 1996, by and between WorldCom Network Services, Inc. d/b/a/
          WilTel, Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.71 to Form S-4 and incorporated herein by reference).
 +10.72   Amendment No. 2 to WilTel, Inc. Carrier Digital Services Agreement,
          dated June 1, 1996, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.72 to Form S-4 and incorporated herein by reference).
 +10.73   Amendment No. 3 to WilTel, Inc. Carrier Digital Services Agreement,
          dated May 1, 1997, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.73 to Form S-4 and incorporated herein by reference).
 +10.74   Marketing and Operating Agreement, dated as of October 6, 1994, by and between Interstate FiberNet and DukeNet Communications, Inc.
          (filed as Exhibit 10.74 to Form S-4 and incorporated herein by reference).
 +10.75   Reseller Agreement, dated June 25, 1997, by and between DeltaCom,
          Inc. and Total Network Services, a division of Cable & Wireless, Inc.
          (filed as Exhibit 10.75 to Form S-4 and incorporated herein by reference).
  10.76   Sublease Agreement, dated as of January 1, 1995, by and between ITC
          Holding Company, Inc. and ITC Transmission Systems, Inc. (filed as
          Exhibit 10.76 to Form S-4 and incorporated herein by reference).
  10.77   $100,000,000 Credit Agreement, dated as of September 17, 1997, among
          Interstate FiberNet, Inc., NationsBank of Texas, N.A. as
          Administrative Lender and certain other Lenders identified therein
          (the "IFN Credit Agreement") (filed as Exhibit 10.77 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
   10.78.1 $8,750,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           NationsBank of Texas, N.A. (filed as Exhibit 10.78.1 to Form S-4 and incorporated herein by reference).
   10.78.2 $3,750,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Amsouth Bank (filed as Exhibit 10.78.2 to Form S-4 and incorporated herein by reference).
   10.78.3 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Creditanstalt-Bankverein (filed as Exhibit 10.78.3 to Form S-4 and incorporated herein by reference).
   10.78.4 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Meespierson Capital Corp. (filed as Exhibit 10.78.4 to Form S-4 and incorporated herein by reference).
   10.78.5 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           State Street Bank and Trust Company (filed as Exhibit 10.78.5 to
           Form S-4 and incorporated herein by reference).
   10.78.6 $7,500,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Corestates Bank, N.A. (filed as Exhibit 10.78.6 to Form S-4 and incorporated herein by reference).
   10.78.7 $2,500,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           First Union National Bank (filed as Exhibit 10.78.7 to Form S-4 and incorporated herein by reference).
   10.78.8 $5,000,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Regions Bank (filed as Exhibit 10.78.8 to Form S-4 and incorporated herein by reference).
   10.78.9 $7,500,000 Revolving Promissory Note, dated as of September 17,
           1997, made by Interstate FiberNet, Inc. payable to the order of
           Toronto Dominion (Texas), Inc. (filed as Exhibit 10.78.9 to Form S-4 and incorporated herein by reference).
   10.79.1 $8,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
           NationsBank of Texas, N.A. (filed as Exhibit 10.79.1 to Form S-4 and incorporated herein by reference).
   10.79.2 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
           Creditanstalt-Bankverein (filed as Exhibit 10.79.2 to Form S-4 and incorporated herein by reference).
   10.79.3 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
           Meespierson Capital Corp. (filed as Exhibit 10.79.3 to Form S-4 and incorporated herein by reference).
   10.79.4 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of State
           Street Bank and Trust Company (filed as Exhibit 10.79.4 to Form S-4 and incorporated herein by reference).
   10.79.5 $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Corestates
           Bank, N.A. (filed as Exhibit 10.79.5 to Form S-4 and incorporated herein by reference).
   10.79.6 $2,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of First
           Union National Bank (filed as Exhibit 10.79.6 to Form S-4 and incorporated herein by reference).

  EXHIBIT
   NUMBER                           EXHIBIT DESCRIPTION
  -------                           -------------------
   10.79.7  $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Regions
            Bank (filed as Exhibit 10.79.7 to Form S-4 and incorporated herein by reference).

   10.79.8 $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Toronto
            Dominion (Texas), Inc. (filed as Exhibit 10.79.8 to Form S-4 and incorporated herein by reference).

   10.79.9 $3,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Amsouth
            Bank (filed as Exhibit 10.79.9 to Form S-4 and incorporated herein by reference).

   10.80.1  Security Agreement, dated as of September 17, 1997, made by
            Interstate FiberNet, Inc. in favor of NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the IFN
            Credit Agreement (filed as Exhibit 10.80.1 to Form S-4 and incorporated herein by reference).

   10.80.2  Security Agreement, dated as of September 17, 1997, made by
            DeltaCom, Inc. in favor of NationsBank of Texas, N.A., as Administrative Lender, and each other lender party to the IFN
            Credit Agreement (filed as Exhibit 10.80.2 to Form S-4 and incorporated herein by reference).

   10.80.3  Security Agreement, dated as of September 17, 1997, made by Gulf
            States Transmission Systems, Inc. in favor of NationsBank of Texas,
            N.A., as Administrative Lender, and each other lender party to the IFN Credit Agreement (filed as Exhibit 10.80.3 to Form S-4 and incorporated herein by reference).

   10.81    Placement Agreement, dated as of May 29, 1997, among ITC/\DeltaCom,
            Inc. and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce,
            Fenner & Smith Incorporated, First Union Capital Markets Corp. and
            NationsBanc Capital Markets, Inc. (filed as Exhibit 1.1 to Form S-4 and incorporated herein by reference).

   10.82    Indenture dated June 3, 1997 between ITC/\DeltaCom, Inc. and United
            States Trust Company of New York, as Trustee, relating to the 11%
            Senior Notes Due 2007 of ITC/\DeltaCom, Inc. (filed as Exhibit 4.1 to Form S-4 and incorporated herein by reference).

   10.83    Registration Rights Agreement, dated June 3, 1997, among
            ITC/\DeltaCom, Inc. and Morgan Stanley & Co. Incorporated, Merrill
            Lynch & Co., First Union Capital Markets Corp. and NationsBanc
            Capital Markets, Inc. (filed as Exhibit 4.2 to Form S-4 and incorporated herein by reference).

   10.84    Pledge and Security Agreement dated as of June 3, 1997 from
            ITC/\DeltaCom, Inc. as Pledgor to United States Trust Company of New
            York as Trustee (filed as Exhibit 4.3 to Form S-4 and incorporated herein by reference).

   10.85    Form of Exchange Note (contained in Indenture filed as Exhibit
            10.82).

   10.86    Assignment and Contribution Agreement Pursuant to Pledge and
            Security Agreement dated as of July 25, 1997, by and among ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. and United States
            Trust Company of New York, as Trustee filed herewith (filed as
            Exhibit 4.5 to Form S-4 and incorporated herein by reference).

 ++10.87    MCI Carrier Agreement, effective September 1, 1997, by and between
            MCI Telecommunications Corporation and Associated Communications
            Companies of America (ACCA) filed herewith.

 **11.1     Statement regarding Computation of Per Share Earnings.

   21.1     Subsidiaries of ITC/\DeltaCom, Inc. (filed as Exhibit 21.1 to Form
            S-4 and incorporated herein by reference).

  *23.1     Consents of Arthur Andersen LLP.

  *23.2     Consent of Martin Stuedeman & Associates P.C.

  *23.3     Consent of Deloitte & Touch LLP.

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
 **23.4    Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   24.1    Power of attorney (included on signature page).
   27.1    Financial Data Schedule for the year ended December 31, 1996 (filed as Exhibit 27.1 to
           Form S-4 and incorporated herein by reference).
   27.2    Financial Data Schedule for the six-month period ended June 30, 1997
           (filed as Exhibit 27.2 to Form S-4 and incorporated herein by reference).

--------

 *Previously filed.

**To be filed by amendment.

 + Confidential treatment has been granted for this exhibit. The copy filed as an exhibit omits the information subject to the confidential treatment request.

++ Confidential treatment has been requested for this exhibit. The copy filed as an exhibit omits the information subject to the confidential treatment request.

 (b) Financial Statement Schedules.

  The following financial statement schedule was previously filed.

Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby further undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WEST POINT, GEORGIA, ON THIS 16TH DAY OF OCTOBER, 1997.

                                          ITC/\DELTACOM, INC.

                                             /s/ Campbell B. Lanier, III
                                          By: _________________________________

                                             CAMPBELL B. LANIER, III CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS, IN THE CAPACITIES INDICATED BELOW, ON THIS 16TH DAY OF OCTOBER, 1997.

              SIGNATURE                                 TITLE

                                       Chairman, Director
  /s/ Campbell B. Lanier, III
-------------------------------------
       CAMPBELL B. LANIER, III

                                       Chief Executive Officer and Director
               *                        (Principal executive officer)
-------------------------------------
          ANDREW M. WALKER

                                       Senior Vice President and Chief
               *                        Financial Officer (Principal
-------------------------------------   financial officer and principal
         DOUGLAS A. SHUMATE             accounting officer)

                  *                    Director
-------------------------------------
          DONALD W. BURTON

-------------------------------------  Director
        MALCOLM C. DAVENPORT

                  *                    Director
-------------------------------------
          ROBERT A. DOLSON

              SIGNATURE                                  TITLE

                  *                     Director
-------------------------------------
           O. GENE GABBARD

                  *                     Director
-------------------------------------
           WILLIAM T. PARR

                  *                     Director
-------------------------------------
        WILLIAM H. SCOTT, III

                  *                     Director
-------------------------------------
        WILLIAM B. TIMMERMAN



*By: /s/ Campbell B. Lanier, III
     ---------------------------------
         CAMPBELL B. LANIER, III
            ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   *1.1  Form of Underwriting Agreement among ITC/\DeltaCom, Inc. and the
         Underwriters.
   3.1   Certificate of Incorporation of ITC/\DeltaCom, Inc. (filed as Exhibit
         3.1 to Registration Statement on Form S-4, as amended, File No. 333-
         31361 ("Form S-4"), and incorporated herein by reference).
   3.2   Bylaws of ITC/\DeltaCom, Inc. (filed as Exhibit 3.2 to Form S-4 and incorporated herein by reference).
  **4.1  Form of Common Stock Certificate of ITC/\DeltaCom, Inc.
  **5.1  Opinion of Hogan & Hartson L.L.P.
  10.1   Capacity Agreement dated as of February 1, 1997 between Interstate
         FiberNet and Entergy Technology Company (filed as Exhibit 10.1 to Form
         S-4 and incorporated herein by reference).
  10.2   License Agreement dated February 1, 1997 between Interstate FiberNet and Metropolitan Atlanta Rapid Transit Authority (filed as Exhibit
         10.2 to Form S-4 and incorporated herein by reference).
  10.3   Supply Agreement for Transmission Equipment dated March 26, 1993 between Interstate FiberNet and Northern Telecom, Inc. (filed as
         Exhibit 10.3 to Form S-4 and incorporated herein by reference).
  10.4   First Amendment to Supply Agreement for Transmission Equipment dated as of September 9, 1993 between Interstate FiberNet and Northern
         Telecom, Inc. (filed as Exhibit 10.4 to Form S-4 and incorporated herein by reference).
  10.5   Second Amendment to Supply Agreement for Transmission Equipment dated as of January 19, 1994 between Interstate FiberNet and Northern
         Telecom, Inc. (filed as Exhibit 10.5 to Form S-4 and incorporated herein by reference).
  10.6   Sixth Amendment to Supply Agreement for Transmission Equipment dated as of November 21, 1996 between Interstate FiberNet and Northern
         Telecom, Inc. (which supercedes the Third and the Fourth Amendment to this Agreement) (filed as Exhibit 10.6 to Form S-4 and incorporated herein by reference).
  10.7   Seventh Amendment to Supply Agreement for Transmission Equipment dated as of April 15, 1997 between Interstate FiberNet and Northern Telecom,
         Inc. (which supersedes the Fifth Amendment to this Agreement) (filed as Exhibit 10.7 to Form S-4 and incorporated herein by reference).
  10.8   Master Capacity Lease dated July 22, 1996 between Interstate FiberNet and Intercel PCS Services, Inc. (filed as Exhibit 10.8 to Form S-4 and incorporated herein by reference).
  10.9   First Amendment to Master Capacity Lease dated as of August 22, 1996 between Interstate FiberNet and InterCel PCS Services, Inc. (filed as
         Exhibit 10.9 to Form S-4 and incorporated herein by reference).
  10.10  Amended and Restated Loan Agreement dated as of March 27, 1997 by and among Gulf States Transmission Systems, Inc., the Lenders parties thereto and NationsBank, N.A. (filed as Exhibit 10.10 to Form S-4 and incorporated herein by reference).
  10.11  Promissory Note dated March 27, 1997 between Gulf States Transmission
         Systems, Inc. and NationsBank, N.A. (filed as Exhibit 10.11 to Form S-
         4 and incorporated herein by reference).
  10.12  Amended and Restated Security Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
         Inc. and NationsBank, N.A. (filed as Exhibit 10.12 to Form S-4 and incorporated herein by reference).

  EXHIBIT
  NUMBER                            EXHIBIT DESCRIPTION
  -------                           -------------------
  10.13    Assignment and Assumption Agreement dated as of March 27, 1997 between Gulf States FiberNet and Gulf States Transmission Systems,
           Inc. (filed as Exhibit 10.13 to Form S-4 and incorporated herein by reference).
  10.14    Term Agreement dated as of August 11, 1994 between Gulf States
           FiberNet and Illinois Central Railroad Company (filed as Exhibit
           10.14 to Form S-4 and incorporated herein by reference).
  10.15    Revised and Restated Fiber Optic Facilities and Services Agreement
           dated as of June 9, 1995 among Southern Development and Investment
           Group, Inc., on behalf of itself and as agent for Alabama Power
           Company, Georgia Power Company, Gulf Power Company, Mississippi
           Power Company, Savannah Electric and Power Company, Southern
           Electric Generating Company and Southern Company Services, Inc. and
           MPX Systems, Inc., which was assigned in part by MPX Systems, Inc.
           to Gulf States FiberNet pursuant to an Assignment dated as of July
           25, 1995 (filed as Exhibit 10.15 to Form S-4 and incorporated herein by reference).
  10.16    First Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement dated as of July 24, 1995 between Southern
           Development and Investment Group, Inc. on behalf of itself and as agent for others and MPX Systems, Inc. (filed as Exhibit 10.16 to
           Form S-4 and incorporated herein by reference).
  10.17    Partial Assignment and Assumption of Revised and Restated Fiber
           Optic Facilities and Services Agreement dated July 25, 1995 between
           MPX Systems, Inc. and Gulf States FiberNet (filed as Exhibit 10.17 to Form S-4 and incorporated herein by reference).
 +10.17.1  Amendment to Revised and Restated Fiber Optic Facilities and
           Services Agreement, dated July 15, 1997, by and among Southern
           Development and Investment Group, Inc., on behalf of itself and its agent for Alabama Power Company, Georgia Power Company, Gulf Power
           Company, Mississippi Power Company, Savannah Electric and Power
           Company, Southern Electric Generating Company and Southern Company
           Services, Inc. (collectively "SES"), ITC Transmission Systems, Inc.
           (as managing partner of Interstate Fibernet) and Gulf States
           Transmission Systems, Inc. (filed as Exhibit 10.17.1 to Form S-4 and incorporated herein by reference).
  10.18    Consent for Assignment of Interest dated February 20, 1997 among
           SCANA Communications, Inc., Gulf States FiberNet, Gulf States
           Transmission Systems, Inc. and Southern Development and Investment
           Groups, Inc. (filed as Exhibit 10.18 to Form S-4 and incorporated herein by reference).
  10.19    Second Partial Assignment and Assumption of Revised and Restated
           Fiber Optic Facilities and Services Agreement dated March 27, 1997 between SCANA Communications, Inc. and ITC Holding Company, Inc.
           (filed as Exhibit 10.19 to Form S-4 and incorporated herein by reference).
  10.20    Fiber System Lease Agreement dated January 30, 1996 between CSW
           Communications, Inc. and Gulf States FiberNet (filed as Exhibit
           10.20 to Form S-4 and incorporated herein by reference).
  10.21    Consent for Acquisition and Assignment dated January 13, 1997 between CSW Communications, Inc. and Gulf States FiberNet (filed as
           Exhibit 10.21 to Form S-4 and incorporated herein by reference).
  10.22    Agreement for the Provision of Fiber Optic Services and Facilities
           dated April 21, 1986 between SouthernNet, Inc. and MPX Systems, Inc.
           (filed as Exhibit 10.22 to Form S-4 and incorporated herein by reference).
  10.23    First Amendment to Agreement for the Provision of Fiber Optic
           Services and Facilities dated May 8, 1992 between MPX Systems, Inc.
           and MCI Telecommunications Corporation (filed as Exhibit 10.23 to
           Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.24   Second Amendment to Agreement for the Provision of Fiber Optic
          Services and Facilities dated January 30, 1996 between MPX Systems,
          Inc. and MCI Telecommunications Corporation (filed as Exhibit 10.24 to Form S-4 and incorporated herein by reference).
  10.25   Network Operating Agreement dated March 25, 1996 among Gulf States
          FiberNet, TriNet, Inc., Hart Communications, Inc. and SCANA
          Communications, Inc. (f/k/a MPX Systems, Inc.) (filed as Exhibit
          10.25 to Form S-4 and incorporated herein by reference).
  10.26   Agreement for the Provision of Fiber Optic Facilities and Services
          dated March 29, 1990 between Alabama Power Company and Southern
          Interexchange Facilities, Inc. (filed as Exhibit 10.26 to Form S-4 and incorporated herein by reference).
  10.27   Amendment to the Agreement for Provision of Fiber Optic Facilities
          and Services dated March 29, 1990 between Alabama Power Company and
          Southern Interexchange Facilities, Inc. (filed as Exhibit 10.27 to
          Form S-4 and incorporated herein by reference).
  10.28   First Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated March 22, 1991 between Alabama Power
          Company and Southern Interexchange Facilities, Inc. (filed as Exhibit
          10.28 to Form S-4 and incorporated herein by reference).
  10.29   Second Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated December 1, 1991 between Alabama Power
          Company and Southern Interexchange Facilities, Inc. (filed as Exhibit
          10.29 to Form S-4 and incorporated herein by reference).
  10.30   Third Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated September 23, 1992 between Alabama
          Power Company and Southern Interexchange Facilities, Inc. (filed as
          Exhibit 10.30 to Form S-4 and incorporated herein by reference).
  10.31   Fourth Amendment to the Agreement for the Provision of Fiber Optic
          Facilities and Services dated January 1, 1994 between Alabama Power
          Company and Southern Interexchange Facilities, Inc. (filed as Exhibit
          10.31 to Form S-4 and incorporated herein by reference).
  10.32   Agreement dated March 6, 1990 between Tennessee Valley Authority and
          Consolidated Communications Corporation (predecessor to DeltaCom,
          Inc.) (filed as Exhibit 10.32 to Form S-4 and incorporated herein by reference).
  10.33   Interconnection Agreement signed March 12, 1997 between DeltaCom,
          Inc. and BellSouth Telecommunications, Inc. (filed as Exhibit 10.33 to Form S-4 and incorporated herein by reference).
  10.34   Amendment to Interconnection Agreement relating to BellSouth loops dated March 12, 1997 between DeltaCom, Inc. and BellSouth
          Telecommunications, Inc. (filed as Exhibit 10.34 to Form S-4 and incorporated herein by reference).
  10.35   Amendment to Interconnection Agreement relating to resale of
          BellSouth services dated March 12, 1997 between DeltaCom, Inc. and
          BellSouth Telecommunications, Inc. (filed as Exhibit 10.35 to Form S-
          4 and incorporated herein by reference).
  10.35.1 Third Amendment to Interconnection Agreement, dated March 12, 1997, by and between DeltaCom, Inc. and BellSouth Telecommunications, Inc.
          (filed as Exhibit 10.35.1 to Form S-4 and incorporated herein by reference).
  10.35.2 Fourth Amendment to Interconnection Agreement, dated August 22, 1997, by and between DeltaCom, Inc. and BellSouth Telecommunications, Inc.
          (filed as Exhibit 10.35.2 to Form S-4 and incorporated herein by reference).
  10.36   Master Equipment Lease Agreement dated October 30, 1995 between AT&T
          Systems Leasing Co. and DeltaCom, Inc. (filed as Exhibit 10.36 to
          Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.37   Network Products Purchase Agreement dated January 24, 1996, as amended through March 4, 1997, between DeltaCom, Inc. and Northern
          Telecom, Inc. (filed as Exhibit 10.37 to Form S-4 and incorporated herein by reference).
  10.38   First Amendment to Product Attachment Carrier Network Products, dated
          May 20, 1997 (filed as Exhibit 10.38 to Form S-4 and incorporated herein by reference).
  10.39   Agreement for Use of Optical Fiber System, Microwave Radio Tower Site
          and Associated Facilities dated January 2, 1996 between DeltaCom,
          Inc. and SCI Systems, Inc. (filed as Exhibit 10.39 to Form S-4 and incorporated herein by reference).
  10.40   Collocate Agreement dated January 7, 1991 between Williams
          Telecommunications Services, Inc., and Southern Interexchange
          Facilities, Inc. (including consent for change of control) (filed as
          Exhibit 10.40 to Form S-4 and incorporated herein by reference).
  10.41   Agreement dated January 14, 1997 between DeltaCom, Inc. and SCANA
          Communications, Inc., for switch location in Columbia, South Carolina
          (filed as Exhibit 10.41 to Form S-4 and incorporated herein by reference).
  10.42   Lease Agreement dated January 1, 1996 between Brindlee Mountain
          Telephone Company and DeltaCom, Inc. for, among other purposes, switch location in Arab, Alabama (filed as Exhibit 10.42 to Form S-4 and incorporated herein by reference).
  10.43   Promissory Note dated March 27, 1997 between ITC Holding Company,
          Inc. and SCANA Communications, Inc. (filed as Exhibit 10.43 to Form
          S-4 and incorporated herein by reference).
 +10.44   Agreement for the Provision of Telecommunications Services and
          Facilities, dated January 27, 1996, by and between Interstate
          FiberNet and Carolinas FiberNet, LLC. (filed as Exhibit 10.44 to Form
          S-4 and incorporated herein by reference).
 +10.45   Fiber Optic Facilities Agreement, dated November 15, 1996, by and between Interstate FiberNet and Florida Power Corporation (filed as
          Exhibit 10.45 to Form S-4 and incorporated herein by reference).
 +10.46   Fiber Optic Capacity Marketing and Operating Agreement, dated March
          21, 1996, by and between Interstate FiberNet and Florida Power &
          Light Company (filed as Exhibit 10.46 to Form S-4 and incorporated herein by reference).
 +10.47   Addendum to Fiber Optic Capacity Marketing and Operating Agreement,
          dated July 10, 1997, by and between Interstate FiberNet and Florida
          Power & Light Company (filed as Exhibit 10.47 to Form S-4 and incorporated herein by reference).
 +10.48   Master Service Agreement, dated May 6, 1996, by and between
          Interstate FiberNet and MCI Telecommunications Corporation (filed as
          Exhibit 10.48 to Form S-4 and incorporated herein by reference).
 +10.49   Telecommunications System Maintenance Agreement, dated as of January
          26, 1995, by and between Interstate FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.49 to Form S-4 and incorporated herein by reference).
 +10.50   Sprint Communications Company Facilities and Services Agreement,
          dated January 26, 1995, by and between Interstate FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.50 to Form S-4 and incorporated herein by reference).
 +10.51   Fiber Optic Facility Lease Agreement, dated as of January 31, 1997, by and between Interstate FiberNet and Southern Telecom 1, Inc.
          (filed as Exhibit 10.51 to Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.52   First Assignment and Assumption of Fiber Optic Facility Lease
          Agreement, dated February 1, 1997, by and between Interstate FiberNet and Gulf States FiberNet (filed as Exhibit 10.52 to Form S-4 and incorporated herein by reference).
 +10.53   Telecommunications System Agreement, dated January 26, 1995, by and between Interstate FiberNet and Sprint Communications Company L.P.
          (filed as Exhibit 10.53 to Form S-4 and incorporated herein by reference).
  10.54   Amendment to Telecommunications System Agreement, dated July 25,
          1995, by and between Gulf States FiberNet and Sprint Communications
          Company L.P. (filed as Exhibit 10.54 to Form S-4 and incorporated herein by reference).
 +10.55   Amendment No. 2 to Telecommunications System Agreement, dated August
          8, 1996, by and between Gulf States FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.55 to Form S-4 and incorporated herein by reference).
 +10.56   Assignment of the Telecommunications System Agreement, dated July 25,
          1995, between Interstate FiberNet, Gulf States FiberNet and Sprint
          Communications Company L.P. (filed as Exhibit 10.56 to Form S-4 and incorporated herein by reference).
 +10.57   Assignment of the Telecommunications System Agreement, dated February
          27, 1997, between Sprint Communications Company L.P., Gulf States
          FiberNet and Gulf States Transmission Systems, Inc. (filed as Exhibit
          10.57 to Form S-4 and incorporated herein by reference).
  10.58   Fixed Fee Agreement for Exchange of Use and Maintenance of Six (6)
          Fiber Optic Fibers with an Option of Two (2) Additional Fiber Optic
          Fibers, dated July 25, 1997, by and between Interstate FiberNet, Gulf
          States Transmission Systems, Inc. and ALLTEL Telephone Services
          Corporation (filed as Exhibit 10.58 to Form S-4 and incorporated herein by reference).
 +10.59   MCI Carrier Agreement, effective August 1, 1995, by and between MCI
          Telecommunications Corporation and Associated Communications
          Companies of America (ACCA) (filed as Exhibit 10.59 to Form S-4 and incorporated herein by reference).
 +10.60   First Amendment to MCI Carrier Agreement, dated as of March 20, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.60 to
          Form S-4 and incorporated herein by reference).
 +10.61   Third Amendment to MCI Carrier Agreement, dated as of August 1, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.61 to
          Form S-4 and incorporated herein by reference).
  10.62   Fourth Amendment to MCI Carrier Agreement dated as of May 1, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.62 to
          Form S-4 and incorporated herein by reference).
 +10.63   Fifth Amendment to MCI Carrier Agreement, dated as of April 10, 1996, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.63 to
          Form S-4 and incorporated herein by reference).
 +10.64   Sixth Amendment to MCI Carrier Agreement, dated as of September 11,
          1996, by and between MCI Telecommunications Corporation and
          Associated Communications Companies of America (ACCA) (filed as
          Exhibit 10.64 to Form S-4 and incorporated herein by reference).
 +10.65   Seventh Amendment to MCI Carrier Agreement, dated as of August 1,
          1996, by and between MCI Telecommunications Corporation and
          Associated Communications Companies of America (ACCA) (filed as
          Exhibit 10.65 to Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.66   Eighth Amendment to MCI Carrier Agreement, effective March 1, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.66 to
          Form S-4 and incorporated herein by reference).
 +10.67   Ninth Amendment to MCI Carrier Agreement, dated as of May 15, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.67 to
          Form S-4 and incorporated herein by reference).
  10.68   Tenth Amendment to MCI Carrier Agreement, dated July 11, 1997, by and between MCI Telecommunications Corporation and Associated
          Communications Companies of America (ACCA) (filed as Exhibit 10.68 to
          Form S-4 and incorporated herein by reference).
 +10.69   Switched Reseller Services Agreement, dated January 25, 1994, by and between DeltaCom, Inc. and Allnet Communication Services, Inc. (filed as Exhibit 10.69 to Form S-4 and incorporated herein by reference).
 +10.70   WilTel, Inc. Carrier Digital Services Agreement, dated September 1,
          1995, by and between WorldCom Network Services, Inc. d/b/a WilTel,
          Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.70 to Form S-4 and incorporated herein by reference).
 +10.71   Amendment to WilTel, Inc. Carrier Digital Services Agreement, dated
          April 1, 1996, by and between WorldCom Network Services, Inc. d/b/a/
          WilTel, Associated Communications Companies of America (ACCA) and the
          individual members of ACCA referenced therein (filed as Exhibit 10.71 to Form S-4 and incorporated herein by reference).
 +10.72   Amendment No. 2 to WilTel, Inc. Carrier Digital Services Agreement,
          dated June 1, 1996, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.72 to Form S-4 and incorporated herein by reference).
 +10.73   Amendment No. 3 to WilTel, Inc. Carrier Digital Services Agreement,
          dated May 1, 1997, by and between WorldCom Network Services, Inc.
          d/b/a/ WilTel, Associated Communications Companies of America (ACCA)
          and the individual members of ACCA referenced therein (filed as
          Exhibit 10.73 to Form S-4 and incorporated herein by reference).
 +10.74   Marketing and Operating Agreement, dated as of October 6, 1994, by and between Interstate FiberNet and DukeNet Communications, Inc.
          (filed as Exhibit 10.74 to Form S-4 and incorporated herein by reference).
 +10.75   Reseller Agreement, dated June 25, 1997, by and between DeltaCom,
          Inc. and Total Network Services, a division of Cable & Wireless, Inc.
          (filed as Exhibit 10.75 to Form S-4 and incorporated herein by reference).
  10.76   Sublease Agreement, dated as of January 1, 1995, by and between ITC
          Holding Company, Inc. and ITC Transmission Systems, Inc. (filed as
          Exhibit 10.76 to Form S-4 and incorporated herein by reference).
  10.77   $100,000,000 Credit Agreement, dated as of September 17, 1997, among
          Interstate FiberNet, Inc., NationsBank of Texas, N.A. as
          Administrative Lender and certain other Lenders identified therein
          (the "IFN Credit Agreement") (filed as Exhibit 10.77 to Form S-4 and incorporated herein by reference).
  10.78.1 $8,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of NationsBank of Texas, N.A. (filed as Exhibit 10.78.1 to Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.78.2 $3,750,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Amsouth
          Bank (filed as Exhibit 10.78.2 to Form S-4 and incorporated herein by reference).
  10.78.3 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of
          Creditanstalt-Bankverein (filed as Exhibit 10.78.3 to Form S-4 and incorporated herein by reference).
  10.78.4 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Meespierson
          Capital Corp. (filed as Exhibit 10.78.4 to Form S-4 and incorporated herein by reference).
  10.78.5 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of State
          Street Bank and Trust Company (filed as Exhibit 10.78.5 to Form S-4 and incorporated herein by reference).
  10.78.6 $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Corestates
          Bank, N.A. (filed as Exhibit 10.78.6 to Form S-4 and incorporated herein by reference).
  10.78.7 $2,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of First Union
          National Bank (filed as Exhibit 10.78.7 to Form S-4 and incorporated herein by reference).
  10.78.8 $5,000,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Regions
          Bank (filed as Exhibit 10.78.8 to Form S-4 and incorporated herein by reference).
  10.78.9 $7,500,000 Revolving Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Toronto
          Dominion (Texas), Inc. (filed as Exhibit 10.78.9 to Form S-4 and incorporated herein by reference).
  10.79.1 $8,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of NationsBank of
          Texas, N.A. (filed as Exhibit 10.79.1 to Form S-4 and incorporated herein by reference).
  10.79.2 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Creditanstalt-
          Bankverein (filed as Exhibit 10.79.2 to Form S-4 and incorporated herein by reference).
  10.79.3 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Meespierson
          Capital Corp. (filed as Exhibit 10.79.3 to Form S-4 and incorporated herein by reference).
  10.79.4 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of State Street
          Bank and Trust Company (filed as Exhibit 10.79.4 to Form S-4 and incorporated herein by reference).
  10.79.5 $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Corestates Bank,
          N.A. (filed as Exhibit 10.79.5 to Form S-4 and incorporated herein by reference).
  10.79.6 $2,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of First Union
          National Bank (filed as Exhibit 10.79.6 to Form S-4 and incorporated herein by reference).

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTION
 -------                           -------------------
  10.79.7 $5,000,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Regions Bank
          (filed as Exhibit 10.79.7 to Form S-4 and incorporated herein by reference).
  10.79.8 $7,500,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Toronto Dominion
          (Texas), Inc. (filed as Exhibit 10.79.8 to Form S-4 and incorporated herein by reference).
  10.79.9 $3,750,000 Term Promissory Note, dated as of September 17, 1997, made by Interstate FiberNet, Inc. payable to the order of Amsouth Bank
          (filed as Exhibit 10.79.9 to Form S-4 and incorporated herein by reference).
  10.80.1 Security Agreement, dated as of September 17, 1997, made by
          Interstate FiberNet, Inc. in favor of NationsBank of Texas, N.A., as
          Administrative Lender, and each other lender party to the IFN Credit
          Agreement (filed as Exhibit 10.80.1 to Form S-4 and incorporated herein by reference).
  10.80.2 Security Agreement, dated as of September 17, 1997, made by DeltaCom,
          Inc. in favor of NationsBank of Texas, N.A., as Administrative
          Lender, and each other lender party to the IFN Credit Agreement
          (filed as Exhibit 10.80.2 to Form S-4 and incorporated herein by reference).
  10.80.3 Security Agreement, dated as of September 17, 1997, made by Gulf
          States Transmission Systems, Inc. in favor of NationsBank of Texas,
          N.A., as Administrative Lender, and each other lender party to the
          IFN Credit Agreement (filed as Exhibit 10.80.3 to Form S-4 and incorporated herein by reference).
  10.81   Placement Agreement, dated as of May 29, 1997, among ITC/\DeltaCom,
          Inc. and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce,
          Fenner & Smith Incorporated, First Union Capital Markets Corp. and
          NationsBanc Capital Markets, Inc. (filed as Exhibit 1.1 to Form S-4 and incorporated herein by reference).
  10.82   Indenture dated June 3, 1997 between ITC/\DeltaCom, Inc. and United
          States Trust Company of New York, as Trustee, relating to the 11%
          Senior Notes Due 2007 of ITC/\DeltaCom, Inc. (filed as Exhibit 4.1 to
          Form S-4 and incorporated herein by reference).
  10.83   Registration Rights Agreement, dated June 3, 1997, among
          ITC/\DeltaCom, Inc. and Morgan Stanley & Co. Incorporated, Merrill
          Lynch & Co., First Union Capital Markets Corp. and NationsBanc
          Capital Markets, Inc. (filed as Exhibit 4.2 to Form S-4 and incorporated herein by reference).
  10.84   Pledge and Security Agreement dated as of June 3, 1997 from
          ITC/\DeltaCom, Inc. as Pledgor to United States Trust Company of New
          York as Trustee (filed as Exhibit 4.3 to Form S-4 and incorporated herein by reference).
  10.85   Form of Exchange Note (contained in Indenture filed as Exhibit
          10.82).
  10.86   Assignment and Assumption Agreement Pursuant to Pledge and Security
          Agreement dated as of July 25, 1997, by and among ITC/\DeltaCom, Inc.,
          Interstate FiberNet, Inc. and United States Trust Company of New
          York, as Trustee (filed as Exhibit 4.5 to Form S-4 and incorporated herein by reference).
 ++10.87  MCI Carrier Agreement, effective September 1, 1997, by and between
          MCI Telecommunications Corporation and Associated Communications
          Companies of America (ACCA) filed herewith.
 **11.1   Statement regarding Computation of Per Share Earnings.
  21.1    Subsidiaries of ITC/\DeltaCom, Inc. (filed as Exhibit 21.1 to Form S-4 and incorporated herein by reference).

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
  *23.1  Consents of Arthur Andersen LLP.
  *23.2  Consent of Martin Stuedeman & Associates P.C.
  *23.3  Consent of Deloitte & Touch LLP.
 **23.4  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
  24.1   Power of attorney (included on signature page).
  27.1   Financial Data Schedule for the year ended December 31, 1996. (filed as Exhibit 27.1 to Form S-4 and incorporated herein by reference).
  27.2   Financial Data Schedule for the six-month period ended June 30, 1997.
         (filed as Exhibit 27.2 to Form S-4 and incorporated herein by reference).

--------

* Previously filed.

** To be filed by amendment.

+ Confidential treatment has been granted for this exhibit. The copy filed as an exhibit omits the information subject to the confidential treatment request.

++ Confidential treatment has been requested for this exhibit. The copy filed as an exhibit omits the information subject to the confidential treatment request.